UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 15, 2004

EDUCATION LENDING GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29995	33-0851387
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12760 High Bluff Drive, Suite 210 San Diego, California	92130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(858) 617-6080

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Form 8-K/A is being filed to report the issuance of options in connection with a previously reported acquisition and to include the press release announcing the issuance of such options.

ITEM 3.02	Unregistered Sales of Equity Securities

Effective October 15, 2004, Education Lending Group, Inc. (the “Registrant”) acquired all of the limited liability company membership interests of FinancialAid.com LLC and the shares of capital stock of its affiliated entities (the “Acquistion”). In consideration of the assets acquired, the Registrant paid an undisclosed amount of cash and issued 1,089,810 shares of its common stock and options to acquire additional common stock to the sellers. Based on a formula agreed upon between the Registrant and the sellers, the shares of common stock issued in the transaction were deemed to have an aggregate market value of $15,181,053.

Effective October 16, 2004, in connection with the Acquisition, the Registrant granted incentive options and nonqualified stock options to certain employees of FinancialAid.com who will become employees of the Registrant or its subsidiaries. Incentive options to acquire 159,602 shares were issued under the Registrant’s Long Term Incentive Plan. Nonqualified options to acquire 40,398 shares of common stock were issued to three key employees outside of the Long Term Incentive Plan. The nonqualified options will vest pro rata over three years from the grant date if the employee is still employed by the Registrant or one of its subsidiaries on such date. The exercise price for the options is $13.93 per share, the closing price of the Registrant’s common stock on the date immediately prior to issuance of the options.

A press release describing the grant of options is attached hereto as Exhibit 99.1

The securities were offered without registration under the Securities Act of 1933, as amended (the “Act”) pursuant to Section 4(2). The issuances did not involve public offerings, the recipients acquired the shares and the options to acquire shares of common stock for investment purposes and not for resale. Accordingly, the shares and the options to acquire common shares may not be transferred without registration under the Act and relevant state securities law unless they are transferred in transactions exempt from such registration. No underwriters or agents were engaged by the Registrant in the offer or sale of the shares or of the options to acquire common shares and, accordingly, the Registrant did not pay any underwriting discounts or commissions.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits:

99.1	Press release dated October 21, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Education Lending Group, Inc.

By:	/S/ JAMES G. CLARK
James G. Clark
Chief Financial Officer

Date: October 21, 2004

EXHIBIT INDEX

Exhibit Number	Exhibit Description
99.1	Press release dated October 21, 2004.